Exhibit 10.1
AMENDMENT TO EMPLOYMENT AGREEMENT
THIS AMENDMENT, dated as of December 30, 2008, is between TOUSA, Inc., a Delaware corporation (the “Employer”), and Tommy McAden, an individual (the “Employee”).
     WHEREAS, the Employer and Employee are parties to that certain Employment Agreement and the exhibits attached thereto, entered into on January 13, 2006, with an effective date of January 1, 2006 (as amended from time to time in accordance with its terms, the “Employment Agreement”); and
     WHEREAS, the parties hereto desire to amend the Employment Agreement on the terms and conditions set forth herein.
NOW, THEREFORE:
1.     Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given them in the Employment Agreement.
2.     Paragraph 1 of Exhibit B to the Employment Agreement is amended in its entirety and replaced with the following:
          “1.     Employment Period. Notwithstanding anything to the contrary contained in Section 4.2, the Employment Period referenced in Section 2.1 of the Agreement shall begin on the Effective Date and end on December 31, 2008, and thereafter shall be automatically extended for additional one month periods (the first day of each such one-month period an “Anniversary Date”), unless and until the Employer or the Employee provides written notice to the other party not less than 10 days before the next applicable Anniversary Date that such party is electing not to extend the term of employment under this Agreement, or unless terminated earlier in accordance with the provisions of Section 4. Notwithstanding the foregoing, Employer expressly reserves the right to assume or reject this Agreement at any time in connection with Employer’s petition for relief under Chapter 11 of Title 11 of the United States Code.”
3.     In all other respects the parties reaffirm the Employment Agreement without change.
[Signatures Appear on Next Page]

IN WITNESS WHEREOF, the undersigned have signed this Amendment to Employment Agreement on the date first specified above.

TOUSA, INC.
By:	/s/ George Yeonas
	Name:	George Yeonas
	Title:	Executive Vice President, COO

EMPLOYEE
/s/ Tommy McAden
Tommy McAden